Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2018 RESULTS

– Total Revenues of $68.0 Million, Up 31% Compared to Last Year –

– Margins Trending Higher for both Services and Products Over Q4 2017 –

– Over 100,000 Net Subscriber Communicators Additions in Q1 2018 –

Rochelle Park, NJ, May 3, 2018 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of industrial Internet of Things (IoT) solutions, today announced financial results for the first quarter ended March 31, 2018.

The following financial highlights are in thousands of dollars.

	Three Months Ended
	March 31,	March 31,	December 31,
	2018	2017	2017
Recurring Service Revenues	$36,725	$27,945	$35,537
Other Service Revenues	$1,267	$1,567	$3,772
Total Service Revenues	$37,992	$29,512	$39,309
Product Sales	$29,981	$22,409	$36,667
Total Revenues	$67,973	$51,921	$75,976
Net Loss attributable to ORBCOMM Inc. Common Stockholders	$(10,086)	$(3,343)	$(7,519)
Basic EPS	$(0.13)	$(0.05)	$(0.10)
EBITDA (1,3)	$7,805	$10,610	$6,848
Adjusted EBITDA (2,3)	$10,141	$12,404	$9,266

(1) EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization.

(2) Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs.

(3) A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income (Loss), is among other financial tables at the end of this release.

“We’ve entered 2018 with a market-leading portfolio of industrial IoT products and services and a robust pipeline of opportunities, creating strong momentum,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “In the first quarter, we completed the JB Hunt deployment in record time and are thrilled to have them as a premier customer. We are pursuing multiple large opportunities that should close in the second half of the year.”

“Service margins improved in the first quarter of 2018 to 59.1% from 57.5% in the fourth quarter of 2017, helped by a 3.3% sequential increase in higher-margin Recurring Service Revenues of $1.2 million, while less profitable Other Service Revenues decreased $2.5 million as several large deployments are nearing completion,” said Robert Costantini, Chief Financial Officer of ORBCOMM.  “Product margins also improved in the first quarter to 21.6% from 12.7%. This trend of improving margins for both Service Revenues and Product Sales is expected to continue in 2018.”

1

Recent Highlights:

Financial Highlights

•	For Q1 of 2018, Total Revenues were $68.0 million, up 31% year-over-year. Service Revenues of $38.0 million were up 29%, and Product Sales rose 34% to $30.0 million.

•

First Quarter 2018 Adjusted EBITDA of $10.1 million, representing 14.9% of Total Revenues, was $2.3 million lower than the same period last year. The decline was the result of higher operating costs, mostly from the acquisitions in the second half of 2017 as well as completing the large deployments.

•

Net subscriber communicator additions for ORBCOMM were over 100,000 in Q1 of 2018, increasing the total billable subscriber communicators to 2,126,000 at March 31, 2018, which compares to 1,766,000 at the end of March last year; a 20.4% increase year-over-year.

Business Highlights

•

On February 28, 2018, ORBCOMM announced that it had been selected by Armstrong Transportation to provide its industry-leading logistics tracking and monitoring solution for their trailer fleet. ORBCOMM’s end-to-end solution will provide wireless connectivity through its proprietary hardware and a web-based reporting platform for optimal fleet management.

•	ORBCOMM added 20 new Blue Tree customers, including deployments and evaluations, since completing the acquisition in October 2017, and expects to add 10 additional customers in the second quarter.

For more information on recent highlights and the Company’s business, operations and network, please visit www.orbcomm.com and see the Company’s annual report on Form 10-K.

Financial Results and Highlights

Revenues

Total Revenues of $68.0 million for the first quarter of 2018 were up $16.1 million or 30.9% compared to $51.9 million during the same period of 2017.

Service Revenues of $38.0 million in the first quarter of 2018, were up $8.5 million or 28.7% over the prior year period that included organic growth of 7.9%. Recurring Service Revenue increased 31.4% to $36.7 million compared to the first quarter of 2017 and grew 3.3% sequentially over the fourth quarter of 2017.  Other Service Revenue was $1.3 million, down $0.3 million versus the first quarter of 2017. Other Service Revenue is comprised of installation services, professional services and software licenses.

Product Sales of $30.0 million grew $7.6 million or 33.8% compared to $22.4 million in the first quarter last year.  Most of the growth occurred in the Transportation, Marine, and Heavy Equipment markets.

Revenue contribution margins for Service Revenues and Product Sales in the first quarter of 2018 were 59.1% and 21.6%, improving sequentially from 57.5% and 12.7%, respectively, in the fourth quarter of 2017.

Cost of Revenues and Operating Expenses

Total Cost of Revenue and Operating Expenses for the first quarter of 2018 were $72.2 million compared to $52.3 million for the same period in 2017. The increase was due to higher revenues for Services and Products, and the acquisitions completed after the first quarter of 2017.

Loss Before Income Taxes, Net Income (Loss), and Earnings Per Share

Loss Before Income Taxes for the first quarter of 2018 was ($9.1) million versus ($2.7) million in 2017.  The quarterly Loss widened this year mostly due to higher costs from the 2017 acquisitions, and higher Interest Expense of ($2.8) million.

Net Loss attributable to ORBCOMM Inc. Common Stockholders was ($10.1) million for the first quarter of 2018, compared to the Net Loss of ($3.3) million in the first quarter of 2017.  The increase in Net Loss is attributable to higher Depreciation & Amortization of $1.2 million, higher interest expense of $2.8 million, and higher operating costs, mostly associated with acquisitions completed after the first quarter of 2017.  Basic EPS was a loss of ($0.13) per share for the first quarter of 2018 versus a loss of ($0.05) per share in the first quarter of 2017, mainly due to higher operating expenses and increased Interest Expense.

EBITDA and Adjusted EBITDA

EBITDA for the first quarter of 2018 was $7.8 million compared to $10.6 million in 2017, a decrease of ($2.8) million.

Adjusted EBITDA was $10.1 million, or 14.9% of Total Revenues for the first quarter versus $12.4 million in 2017, a decrease of ($2.3) million. Adjusted EBITDA was down due to lower Service and Product margins and higher operating expenses, as well as other costs to operate the companies acquired in 2017.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company to measure operating performance and the quality of earnings. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet & Cash Flow

At March 31, 2018, Cash and Cash Equivalents totaled $28.2 million, compared to $34.8 million at December 31, 2017, decreasing ($6.6) million, reflecting ($1.2) million of cash invested in operations that was mostly for increases in working capital, and cash invested in Capital Expenditures of ($5.6) million.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, US/CAN participants should dial 1-866-548-4713 at least ten minutes prior to the start of the call. International participants should dial 1-323-794-2093. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at http://investors.orbcomm.com and then select “News & Events” to access the link to the call.  To listen to a replay of the conference call, please  Click Here. The replay will be available from 1:30 PM ET on May 3, 2018, through 1:30 PM ET on May 18, 2018.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events, as well as, projections, business trends, and other statements that are not historical facts. Such forward-looking statements, are subject to known and unknown risks and uncertainties, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: demand for and market acceptance of our products and services and our ability to successfully implement our business plan; our dependence on our subsidiary companies (Market Channel Affiliates (“MCAs”)) and third party product and service developers and providers, distributors and resellers (Market Channel Partners (“MCPs”)) to develop, market and sell our products and services, especially in markets outside the United States; substantial losses we have incurred and may continue to incur; the inability to effect suitable investments, alliances and acquisitions, and even if we are able to make acquisitions, the failure to integrate and effectively operate the acquired businesses and the exposure to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and issues related to non-compliance with domestic and foreign laws, particularly in acquisitions of foreign businesses; our dependence on significant customers for a substantial portion of our revenues, including key customers such as JB Hunt Transport Services, Inc., Walmart, Caterpillar Inc., Komatsu Ltd., Hub Group, Onixsat and Satlink S.L.; our ability to expand our business outside the United States, including risks related to the economic, political and other conditions in foreign countries in which we do business, including fluctuations in foreign currency exchange rates; our dependence on a few significant vendors, service providers or suppliers, as well as the loss or disruption or slowdown in the supply of products and services these key vendors, service providers or suppliers, such as our SkyWave business’s dependence on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites, the supply of our products produced by Sanmina Corporation, or the supply of application specific integrated circuits (ASICs) from S3 Group; competition from existing and potential telecommunications competitors, including terrestrial and satellite-based network providers, some of whom provide wireless network services to our customers in connection with our products and services; our reliance on intellectual property rights and the risk that we, our MCAs, our MCPs and our customers may infringe on the intellectual property rights of others; our inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; legal proceedings; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events, such as in-orbit satellite failures, reduced performance of our existing satellites, or man-made or natural disasters and other extreme events; rapid and significant technological changes, pricing pressures and other competitive factors; cybersecurity risks; the level of our indebtedness and the terms of our $250 million 8.0% senior secured note indenture and our revolving credit agreement, under which we may borrow up to $25 million, that could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; and the other risks described in our filings with the Securities and Exchange Commission (“SEC”). For more detail on these and other risks, please see our Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”), and other documents we file with the SEC. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial and Trade Media:
Aly Bonilla	Alan Oshiki
Vice President, Investor Relations	Executive Vice President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6360	212-371-5999
bonilla.aly@orbcomm.com	aho@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value and share data)
(Unaudited)
	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$28,225	$34,830
Accounts receivable, net of allowance for doubtful accounts of $1,083 and $400, respectively	48,512	46,900
Inventories	48,250	42,437
Prepaid expenses and other current assets	19,798	18,692
Total current assets	144,785	142,859
Satellite network and other equipment, net	171,633	174,178
Goodwill	166,436	166,678
Intangible assets, net	96,058	99,339
Other assets	12,686	12,036
Deferred income taxes	161	104
Total assets	$591,759	$595,194
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,040	$29,298
Accrued liabilities	43,329	33,016
Current portion of deferred revenue	4,631	6,263
Total current liabilities	72,000	68,577
Note payable - related party	1,400	1,366
Note payable, net of unamortized deferred issuance costs	245,325	245,131
Deferred revenue, net of current portion	3,304	2,459
Deferred tax liabilities	18,519	17,646
Other liabilities	11,889	13,619
Total liabilities	352,437	348,798
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 37,544 shares issued and outstanding at March 31, 2018 and December 31, 2017	376	376
Common stock, par value $0.001; 250,000,000 shares authorized; 75,010,790 and 74,436,579 shares issued at March 31, 2018 and December 31, 2017	75	74
Additional paid-in capital	413,866	411,298
Accumulated other comprehensive income	674	256
Accumulated deficit	(176,331)	(166,245)
Less treasury stock, at cost; 29,990 shares at March 31, 2018 and December 31, 2017	(96)	(96)
Total ORBCOMM Inc. stockholders' equity	238,564	245,663
Noncontrolling interest	758	733
Total equity	239,322	246,396
Total liabilities and equity	$591,759	$595,194

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Service revenues	$37,992	$29,512
Product sales	29,981	22,409
Total revenues	67,973	51,921
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	15,548	9,569
Cost of product sales	23,511	17,648
Operating expenses:
Selling, general and administrative	17,500	12,241
Product development	2,813	1,588
Depreciation and amortization	12,223	11,022
Acquisition - related and integration costs	606	228
Loss from operations	(4,228)	(375)
Other income (expense):
Interest income	475	118
Other (expense) income	(167)	5
Interest expense	(5,200)	(2,426)
Total other expense	(4,892)	(2,303)
Loss before income taxes	(9,120)	(2,678)
Income taxes	943	623
Net loss	(10,063)	(3,301)
Less: Net income attributable to the noncontrolling interests	23	42
Net loss attributable to ORBCOMM Inc.	$(10,086)	$(3,343)
Net loss attributable to ORBCOMM Inc. common stockholders	$(10,086)	$(3,343)
Per share information-basic:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.13)	$(0.05)
Per share information-diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.13)	$(0.05)
Weighted average common shares outstanding:
Basic	74,729	71,424
Diluted	74,729	71,424

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(10,063)	$(3,301)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	881	(36)
Change in the fair value of acquisition-related contingent consideration	(1,508)	(495)
Amortization and write off of deferred financing fees	194	229
Depreciation and amortization	12,223	11,022
Stock-based compensation	1,707	1,524
Foreign exchange loss (gain)	176	(26)
Deferred income taxes	779	155
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,155)	(6,399)
Inventories	(5,549)	(151)
Prepaid expenses and other assets	1,070	1,768
Accounts payable and accrued liabilities	2,076	(3,461)
Deferred revenue	(578)	(229)
Other liabilities	(435)	(98)
Net cash (used in) provided by operating activities	(1,182)	502
Cash flows from investing activities:
Capital expenditures	(5,623)	(5,645)
Net cash (used in) investing activities	(5,623)	(5,645)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	—	—
Effect of exchange rate changes on cash and cash equivalents	200	75
Net decrease in cash and cash equivalents	(6,605)	(5,068)
Beginning of period	34,830	25,023
End of period	$28,225	$19,955
Supplemental disclosures of cash flow information:
Cash paid for
Interest	$—	$2,194
Income taxes	$—	$—

The following table reconciles our Net Loss attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended
	March 31,
	2018	2017
(In thousands)
Adjustments to EBITDA

Net Loss attributable to ORBCOMM Inc.	$(10,086)	$(3,343)
Income tax expense	943	623
Interest income	(475)	(118)
Interest expense	5,200	2,426
Depreciation and amortization	12,223	11,022
EBITDA	$7,805	$10,610

Adjustments to Adjusted EBITDA
Stock-based compensation	1,707	1,524
Noncontrolling interests	23	42
Acquisition-related and integration costs	606	228
Adjusted EBITDA	$10,141	$12,404

ORBCOMM publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. A reconciliation table is presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Total Revenues.